                                                                    EXHIBIT 2.1


                              EXCHANGE AGREEMENT


    This Exchange Agreement (the "Agreement") is made and entered into this 17th day of October, 1997, by and among Tag-It Pacific L.L.C., a Delaware limited liability company (the "Company"), Tag-It, Inc., a California corporation ("Tag-It"), Tag-It Printing & Packaging Ltd., a BVI corporation ("Tag-It Hong Kong"), AGS Holdings L.L.C., a Delaware limited liability company and a subsidiary of the Company ("AGS LLC"), AGS Stationery, Inc., a California corporation ("AGS Stationery"), Pacific Trim & Belt, Inc., a California corporation ("Pacific Trim"), each of the shareholders and warrant holders of Tag-It listed on Attachment "A" hereto ("Tag-It Shareholders" and "Tag-It Warrant Holders"), each of the shareholders of Tag-It Hong Kong listed on Attachment "B" hereto ("Tag-It Hong Kong Shareholders"), each of the shareholders and warrant holders of AGS Stationery listed on Attachment "C" hereto ("AGS Stationery Shareholders" and "AGS Stationery Warrant Holders"), each of the shareholders of Pacific Trim listed on Attachment "D" hereto ("Pacific Trim Shareholders" and collectively with all of the other shareholders listed on the attachments hereto, the "Shareholders") and Tag-It Pacific, Inc., a Delaware corporation ("Tag-It Pacific").

                                R E C I T A L S

    A. The Company was formed for the purposes of serving as the ultimate parent corporation for Tag-It, Tag-It Hong Kong, AGS LLC, AGS Stationery and Pacific Trim as well as Tag-It de Mexico, SA de CV, a wholly owned subsidiary of Tag-It, and Tag-It Brands, Inc., a California corporation, a wholly owned subsidiary of the Company (collectively the "Subsidiaries").

    B. The Shareholders and the Company constitute all of the shareholders of the Subsidiaries and the Tag-It Warrant Holders and AGS Stationery Warrant Holders constitute all of the option or warrant holders of the Subsidiaries.

    C. Each Tag-It Shareholder desires to contribute to the Company all of the shares of capital stock of Tag-It (the "Tag-It Shares") set forth opposite its name on Attachment "A" hereto, and in return, the Company desires to issue to each Tag-It Shareholder the number of membership units (the "Company Units") set forth opposite the Tag-It Shareholder's name on Attachment "A" hereto and assume the obligations of Tag-It to each Tag-It Warrant Holder set forth on Attachment "A" under each warrant to purchase shares of capital stock of Tag-It (the "Tag-It Warrants") held by such holder.

    D. Each Tag-It Hong Kong Shareholder desires to contribute to the Company all of the shares of capital stock of Tag-It Hong Kong (the "Tag-It Hong Kong Shares") set forth opposite its name on Attachment "B" hereto, and in return, the Company desires to issue to each Tag-It Hong Kong Shareholder the number of Company Units set forth opposite the Tag-It Hong Kong Shareholder's name on Attachment "B" hereto.

    E. Each AGS Stationery Shareholder desires to contribute to AGS LLC all of the shares of capital stock of AGS Stationery (the "AGS Stationery Shares") set forth opposite its name on Attachment "C" hereto, and in return for the transfer of such shares of capital stock of AGS Stationery from the AGS Stationery Shareholders to AGS LLC, the Company desires to issue to each AGS Stationery Shareholder the number of Company Units set forth opposite the AGS Stationery Shareholder's name on Attachment "C" hereto and assume the obligations of AGS Stationery to each AGS Stationery Warrant Holder set forth on Attachment "C" under each warrant to purchase shares of capital stock of AGS Stationery (the "AGS Stationery Warrants") held by such holder.

    F. Each Pacific Trim Shareholder desires to contribute to the Company all of the shares of capital stock of Pacific Trim (the "Pacific Trim Shares") set forth opposite its name on Attachment "D" hereto, and in return, the Company desires to issue to each Pacific Trim Shareholder the number of Company Units set forth opposite the Pacific Trim Shareholder's name on Attachment "D" hereto.

    G. The Tag-It Shares, Tag-It Hong Kong Shares, AGS Stationery Shares and Pacific Trim Shares are collectively referred to herein as the Subsidiary Shares.

                                A G R E E M E N T

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   AUTHORIZATION OF THE SECURITIES; NATURE OF AGREEMENT

         a. The Company has authorized the issuance pursuant to the terms and conditions of this Agreement, of the following number of Company Units:

              (1) With respect to the Tag-It Shareholders, that number of Company Units as set forth opposite the names of the Tag-It Shareholders on Attachment "A" hereto;

              (2) With respect to the Tag-It Hong Kong Shareholders, that number of Company Units as set forth opposite the names of the Tag-It Hong Kong Shareholders on Attachment "B" hereto;

              (3) With respect to the AGS Stationery Shareholders, that number of Company Units as set forth opposite the names of the AGS Stationery Shareholders on Attachment "C" hereto; and

              (4) With respect to the Pacific Trim Shareholders, that number of Company Units as set forth opposite the names of the Pacific Trim Shareholders on Attachment "D" hereto.

         b. The Company has authorized the issuance to the Tag-It Warrant Holders, upon exercise of the Tag-It Warrants in accordance with the terms thereof, that number of Company Units as set forth opposite the names of the Tag-It Warrant Holders on Attachment "A" hereto.

         c. The Company has authorized the issuance to the AGS Stationery Warrant Holders, upon exercise of the AGS Stationery Warrants in accordance with the terms thereof, that number of Company Units as set forth opposite the names of the Warrant Holders on Attachment "C" hereto.

         d. This Agreement, insofar as it relates to the issuance of the Company Units to any Shareholder, the assumption of any warrant held by any Tag-It Warrant Holder or AGS Stationery Warrant Holder, is a separate agreement between that Shareholder, Tag-It Warrant Holder or AGS Stationery Warrant Holder and the Company. But this Agreement insofar as it relates to the rights, duties and remedies of the Company and the several Shareholders, Tag-It Warrant Holders and AGS Stationery Warrant Holders, from and after the Effective Time hereunder, shall be deemed to be one agreement.

         e. It is intended by the parties that the contribution by the Shareholders of the Subsidiary Shares to the Company or to AGS LLC pursuant to this Agreement shall constitute a contribution under Section 721 of the Internal Revenue Code of 1986, as amended.

    2.   TRANSFER AND DELIVERY OF SHARES.

         a. Each Tag-It Shareholder does hereby irrevocably assign, convey and transfer to the Company, and does hereby deliver to the Company stock certificates (the "Tag-It Certificates") representing, the number of Tag-It Shares set forth opposite such Tag-It Shareholder's name on Attachment "A" hereto, appropriately endorsed for transfer to the Company, subject to the terms and conditions set forth herein.

         b. Each Tag-It Hong Kong Shareholder does hereby irrevocably assign, convey and transfer to the Company, and does hereby deliver to the Company stock certificates (the "Tag-It Hong Kong Certificates") representing, the number of Tag-It Hong Kong Shares set forth opposite such Tag-It Hong Kong Shareholder's name on Attachment "B" hereto, appropriately endorsed for transfer to Tag-It, subject to the terms and conditions set forth herein.

         c. Each AGS Stationery Shareholder does hereby irrevocably assign, convey and transfer to AGS LLC, and does hereby deliver to AGS LLC stock certificates (the "AGS Stationery Certificates") representing, the number of AGS Stationery Shares set forth opposite such AGS Stationery Shareholder's name on Attachment "C" hereto, appropriately endorsed for transfer to AGS LLC, subject to the terms and conditions set forth herein.

         d. Each Pacific Trim Shareholder does hereby irrevocably assign, convey and transfer to the Company, and does hereby deliver to the Company stock certificates (the

"Pacific Trim Certificates") representing, the number of Pacific Trim Shares set forth opposite such Pacific Trim Shareholder's name on Attachment "D" hereto, appropriately endorsed for transfer to the Company, subject to the terms and conditions set forth herein.

         e. The foregoing deliveries are irrevocable, and neither the death or disability of any of the Shareholders shall affect the transactions contemplated hereby.

         f. The term "Certificates" shall mean the certificates defined in Sections 2(a) through (d) above.

    3. TRANSFER OF THE SHARES. Each of the Company and AGS LLC, as applicable, is authorized to hold the Certificates in its custody until the Effective Time (as defined below), immediately thereafter, upon issuance by the Company to the Shareholders of the Company Units pursuant to Section 4, below, the Tag-It Certificates, Tag-It Hong Kong Certificates and Pacific Trim Certificates shall be deemed to be transferred to the Company and the AGS Stationery Certificates shall be deemed to be transferred to AGS LLC. Promptly thereafter, each of the Subsidiaries shall effect such transfer on the books of each respective Subsidiary, and shall issue to the Company or AGS LLC, respectively, new certificates for such shares registered in the name of the Company or AGS LLC, respectively. Until the Effective Time, each Shareholder shall remain the owner of the Subsidiary Shares represented by the Certificates delivered by such Shareholder to the Company pursuant to
Section 2 above and shall have the right to vote such shares and to receive all dividends and distributions thereon.

    4.   ISSUANCE OF THE COMPANY UNITS.

         a. In consideration of the transfer of the Tag-It Shares pursuant to Section 2, above, the Company hereby agrees that it will, promptly following the Effective Time, deliver to each Tag-It Shareholder the number of Company Units set forth opposite such Tag-It Shareholder's name on Attachment "A" hereto issued in the name of such Tag-It Shareholder.

         b. In consideration of the transfer of the Tag-It Hong Kong Shares pursuant to Section 2, above, the Company hereby agrees that it will, promptly following the Effective Time, deliver to each Tag-It Hong Kong Shareholder the number of Company Units set forth opposite such Tag-It Hong Kong Shareholder's name on Attachment "B" hereto issued in the name of such Tag-It Hong Kong Shareholder.

         c. In consideration of the transfer of the AGS Stationery Shares to AGS LLC, the Company hereby agrees that it will promptly following the Effective Time deliver to each AGS Stationery Shareholder the number of Company Units set forth opposite such AGS Stationery Shareholder's name on Attachment "C" hereto issued in the name of such AGS Stationery Shareholder.

         d. In consideration of the transfer of the Pacific Trim Shares pursuant to Section 2, above, the Company hereby agrees that it will, promptly following the Effective

Time, deliver to each Pacific Trim Shareholder the number of Company Units set forth opposite such Pacific Trim Shareholder's name on Attachment "D" hereto issued in the name of such Pacific Trim Shareholder.

    5. ASSUMPTION OF WARRANTS. Upon the Effective Time, each of the then outstanding Tag-It Warrants and AGS Stationery Warrants ("Old Warrants"), shall, subject to the terms of the Old Warrants, be assumed by the Company. The Old Warrants assumed by the Company shall be exercisable upon the same terms and conditions as under the agreements reflecting such Old Warrants, except that (i) each such Old Warrant shall be exercisable for that number of Company Units into which the number of shares of Tag-It or AGS Stationery common stock, as the case may be, subject to such Old Warrant immediately prior to the Effective Time would be converted under Sections 4(a) and 4(c) of this Agreement, respectively (such number of Company Units being set forth opposite the name of the holder of each Old Warrant on Attachment "A" and Attachment "C" hereto, respectively), and (ii) the exercise price per Company Unit shall be equal to (x) the per share exercise price of such Old Warrant in effect immediately prior to the Effective Time multiplied by the number of shares of Tag-It or AGS Stationery common stock, as the case may be, subject to such Old Warrant immediately prior to the Effective Time, DIVIDED BY (y) the number of Company Units subject to such Old Warrant immediately following the Effective Time.

    6. EFFECTIVE TIME. For purposes of this Agreement, the Effective Time shall mean 5:00 p.m. on October 17, 1997.

    7. TAG-IT PACIFIC EXCHANGE. The parties understand that the Company is contemplating a public offering at some time following the Effective Time and further understand and agree that there is no agreement or assurance that such an offering will be consummated. If, however, the Company is able to effect a public offering, in order to permit the offering to occur, the parties agree that the Company will be converted in form to a corporation by the exchange of all outstanding LLC Units for the same number of shares of Common Stock of Tag-It Pacific immediately prior the time the offering is declared effective by the Securities and Exchange Commission (the "Commission"). Accordingly, immediately prior to the time at which a registration statement relating to a public offering of the common stock, par value $.001 per share (the "Common Stock") of Tag-It Pacific, is declared effective by the Commission, without any action on the part of the Company, Tag-It Pacific, the Shareholders, the Tag-It Warrant Holders or the AGS Stationery Warrant Holders:

         a. each Company Unit shall be automatically exchanged for a share of Common Stock and, in connection therewith, each of the Shareholders will be issued that number of shares of Common Stock which is equal to the number of Company Units held by such Shareholder;

         b. each Old Warrant shall be assumed by Tag-It Pacific and, subject to all of the terms and conditions of such Old Warrant, become exercisable for number of shares of

Common Stock which is equal to the number of Company Units underlying the Old Warrant then held by such Tag-It Warrant Holder or AGS Stationery Warrant Holder; and

         c.   The Company will be dissolved.

    Promptly following such issuance, Tag-It Pacific will deliver certificates representing such shares of Common Stock to each of the Shareholders.

         d. It is intended by the parties that any exchange by the Shareholders of their LLC Units to Tag-It Pacific as contemplated under this
Section 7 shall constitute a valid transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

    8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS AND WARRANT HOLDERS. Each Shareholder, Tag-It Warrant Holder and AGS Stationery Warrant Holder warrants, represents and covenants that:

         a. it has good and marketable title to the Subsidiary Shares to be transferred by it pursuant to Section 2 or Tag-It Warrants or AGS Stationery Warrants, free and clear of all liens, claims and encumbrances of any kind;

         b. the Subsidiary Shares to be transferred by such Shareholder pursuant to Section 2 or Tag-It Warrants or AGS Stationery Warrants to be assumed pursuant to Section 5 above constitute all of the Subsidiary Shares, Tag-It Warrants or AGS Stationery Warrants owned or controlled (directly or indirectly) beneficially or of record by such Shareholder, Tag-It Warrant Holder or AGS Stationery Warrant Holder;

         c. it is acquiring the Company Units, warrants to purchase Company Units, shares of Common Stock and/or warrants to purchase Common Stock (collectively, the "Securities") for its own account with the present intention of holding such Securities for investment purposes only and not with a view to, or for sale in connection with, any distribution of such Securities (other than a distribution in compliance with all applicable federal and state securities laws);

         d. it is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the relative merits and the risks of an investment in the Securities and of protecting its own interests in connection with this transaction;

         e. it is willing to bear and is capable of bearing the economic risk of an investment in the Securities;

         f. it is an "accredited investor" as that term is defined under Rule 501(a)(8) of Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"); and

         g. it understands that there can be no guarantee that a registration statement relating to the initial public offering of the Common Stock of Tag-It Pacific will be declared effective by the Commission and, except as provided in Section 7 hereof, no section or provision of this Agreement shall be conditioned upon or subject to any registration statement being declared effective by the Commission or an initial public offering being consummated by Tag-It Pacific.

    9. RESTRICTIONS ON TRANSFER. Each Shareholder, Tag-It Warrant Holder and AGS Stationery Warrant Holder agrees that it shall not sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Securities unless such Securities are disposed of pursuant to and in conformity with an effective registration statement filed with the Commission pursuant to the Act, or pursuant to an available exemption from the registration and prospectus delivery requirements of the Act, and the proposed disposition will not result in a violation of the securities laws of any state of the United States.

    If requested by the Company, such Shareholder, Tag-It Warrant Holder and AGS Stationery Warrant Holder shall, prior to the transfer of any of the Securities, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed disposition will comply with the requirements set forth in this Section 9. Any attempted Transfer which is not in full compliance with this Section 9 shall be null and void AB INITIO, and of no force or effect.

    Each Shareholder, Tag-It Warrant Holder and AGS Stationery Warrant Holder further agrees that any certificate evidencing the Securities shall bear the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

    Each Shareholder, Tag-It Warrant Holder and AGS Stationery Warrant Holder further acknowledges and agrees that the Company may, at its option, place notations evidencing the foregoing restrictions on transfer in its shareholders register, and may place appropriate "stop transfer" instructions with its transfer agent, if any.

    Each Shareholder, Tag-It Warrant Holder and AGS Stationery Warrant Holder further agrees that it shall not Transfer any of the Securities other than as required by this Agreement until the Company or its successor shall have completed at least 30 days of combined operations following the Effective Time and prepared and distributed financial statements to the Shareholders showing results of the Company's operation for a period of at least one calendar month of combined operations following the Effective Time, and the Company agrees to use its best efforts to promptly prepare and distribute such financial statements.

    10.  MISCELLANEOUS.

         a. The provisions of this Agreement may not be waived, altered, amended or repealed in whole or in part except by a written instrument signed by all parties.

         b. The failure or delay on the part of any party to exercise any right or remedy, power or privilege shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

         c. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         d. This Agreement shall be binding upon the parties, their respective successors and assigns. No party may assign, transfer or delegate its rights, obligations or duties hereunder without the express written consent of all other parties.

         e. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

         f. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    This Agreement shall be effective as of the date first written above.


                             TAG-IT PACIFIC L.L.C.


                             By:   /s/ COLIN DYNE
                                   ---------------------------
                             Its:  Manager
                                   ---------------------------



                             TAG-IT, INC.

                             By:   /s/ COLIN DYNE
                                   ---------------------------
                             Its:  President
                                   ---------------------------




                             TAG-IT PRINTING & PACKAGING LTD.


                             By:   /s/ JONATHAN MARKILES
                                   ---------------------------
                             Its:  Managing Director
                                   ---------------------------



                             TAG-IT DE MEXICO, SA DE CV



                             By:   /s/ JONATHAN MARKILES
                                   ---------------------------
                             Its:  President
                                   ---------------------------

                             AGS HOLDINGS L.L.C.



                             By:   /s/ COLIN DYNE
                                   ---------------------------
                             Its:  Manager
                                   ---------------------------

                             AGS STATIONERY, INC.



                             By:   /s/ COLIN DYNE
                                   ---------------------------
                             Its:  President
                                   ---------------------------



                                (SIGNATURES CONTINUED)

                      (SIGNATURES CONTINUED)


                             TAG-IT BRANDS, INC.



                             By:   /s/ COLIN DYNE
                                   ---------------------------
                             Its:  President
                                   ---------------------------


                             PACIFIC TRIM & BELT, INC.



                             By:   /s/ HAROLD DYNE
                                   ---------------------------
                             Its:  President
                                   ---------------------------


                             TAG-IT PACIFIC, INC.



                             By:   /s/ COLIN DYNE
                                   ---------------------------
                             Its:  Chief Executive Officer
                                   ---------------------------


                             /s/ MARK DYNE
                             ---------------------------
                             MARK DYNE


                             /s/ COLIN DYNE
                             ---------------------------
                             Colin Dyne

                             /s/ HAROLD DYNE
                             ---------------------------
                             Harold Dyne


                             /s/ JONATHAN MARKILES
                             ---------------------------
                             Jonathan Markiles

                                (SIGNATURES CONTINUED)

                      (SIGNATURES CONTINUED)


                             /s/ JONATHAN BURSTEIN
                             ---------------------------
                             Johnathan Burstein


                             /s/ KEVIN BERMEISTER
                             ---------------------------
                             Kevin Bermeister


                             /s/ STAN MAGNUS
                             ---------------------------
                             Stan Magnus

                             /s/ RAYMOND SPIRO
                             ---------------------------
                             Raymond Spiro

                             /s/ LARRY DYNE
                             ---------------------------
                             Larry Dyne

                             /s/ JAIME LABELLE
                             ---------------------------
                             Jaime Labelle

                             /s/ DIANA MARANON
                             ---------------------------
                             Diana Maranon


                                (SIGNATURES CONTINUED)

                                (SIGNATURES CONTINUED)



                             SALONER FAMILY LIMITED PARTNERSHIP


                             By:  /s/ ALAN SALONER
                                  ---------------------------

                             Its:
                                  ---------------------------


                             DAROSID N.V.


                             By:  /s/
                                  ---------------------------

                             Its:
                                  ---------------------------

                                    ATTACHMENT "A"


                             LIST OF TAG-IT SHAREHOLDERS

========================================================================
           SHAREHOLDER               NUMBER OF       NUMBER OF
                                   TAG-IT SHARES      COMPANY
                                    TRANSFERRED    UNITS ISSUED
------------------------------------------------------------------------
            Colin Dyne                200.000         560,505
------------------------------------------------------------------------
           Harold Dyne                200.000         560,505
------------------------------------------------------------------------
            Mark Dyne                 133.485         374,095
------------------------------------------------------------------------
      Saloner Family Limited           47.835         134,060
           Partnership
------------------------------------------------------------------------
         Kevin Bermeister              33.485         93,842
------------------------------------------------------------------------
            Larry Dyne                 18.00          50,445
------------------------------------------------------------------------
        Jonathan Markiles              5.000          14,013

========================================================================

                         LIST OF TAG-IT WARRANT HOLDERS


========================================================================
          WARRANT HOLDER             NUMBER OF       NUMBER OF
                                   TAG-IT SHARES      COMPANY
                                     UNDERLYING        UNITS
                                      WARRANTS      UNDERLYING
                                                     WARRANTS
------------------------------------------------------------------------
        Jonathan Markiles                14           39,235
========================================================================

                                 ATTACHMENT "B"

                      LIST OF TAG-IT HONG KONG SHAREHOLDERS

========================================================================
           SHAREHOLDER                       NUMBER OF       NUMBER OF
                                            TAG-IT HONG       COMPANY
                                            KONG SHARES    UNITS ISSUED
                                            TRANSFERRED
------------------------------------------------------------------------
      Mei Shing Trading Ltd.                  1.0000         110,324
------------------------------------------------------------------------
  Saloner Family Investments Limited          0.091           10,091
           Partnership
------------------------------------------------------------------------
            Mark Dyne                         0.0640          7,063
------------------------------------------------------------------------
         Kevin Bermeister                     0.0640          7,063
========================================================================

                                 ATTACHMENT "C"

                       LIST OF AGS STATIONERY SHAREHOLDERS



           SHAREHOLDER                     NUMBER OF AGS     NUMBER OF
                                            STATIONERY       COMPANY
                                              SHARES      UNITS ISSUED
                                            TRANSFERRED
========================================================================
            Mark Dyne                         474.265         80,243
------------------------------------------------------------------------
           Harold Dyne                        450.000         76,137
------------------------------------------------------------------------
            Colin Dyne                        142.000         24,026
------------------------------------------------------------------------
  Saloner Family Investments Limited           94.665         16,017
           Partnership
------------------------------------------------------------------------
         Kevin Bermeister                      66.265         11,212
------------------------------------------------------------------------
          Jaime LaBelle                        35.000          5,922
========================================================================

                     LIST OF AGS STATIONERY WARRANT HOLDERS

========================================================================
          WARRANT HOLDER           NUMBER OF AGS     NUMBER OF
                                     STATIONERY       COMPANY
                                       SHARES          UNITS
                                     UNDERLYING     UNDERLYING
                                      WARRANTS       WARRANTS
------------------------------------------------------------------------
          Diana Maranon                 135           22,841
========================================================================

                                 ATTACHMENT "D"

                        LIST OF PACIFIC TRIM SHAREHOLDERS


========================================================================
           SHAREHOLDER               NUMBER OF       NUMBER OF
                                    PACIFIC TRIM      COMPANY
                                       SHARES      UNITS ISSUED
                                    TRANSFERRED
------------------------------------------------------------------------
           Harold Dyne               6,183.395        152,865
------------------------------------------------------------------------
          Raymond Spiro              3,264.000        80,692
------------------------------------------------------------------------
        Jonathan Burstein            3,065.605        75,788
------------------------------------------------------------------------
           Stan Magnus               1,015.000        25,093
========================================================================